April 30, 2002




Securities and Exchange Commission
Division of Investment Management
Office of Insurance Products
450 Fifth Street, N.W.
Washington, DC 20549

         RE:      Post-Effective Amendment No. 23 to Form N-4
                  Sentry Variable Account I
                  File Nos. 2-87746 and 811-3901

Dear Sir/Madam:

         We have reviewed Post-Effective Amendment No. 23 for the above-named Registrant. After review of such Post-Effective Amendment, we have concluded that the changes made to the Prospectus and Statement of Additional Information are non-material.

         Therefore, we hereby represent that the amendment does not contain disclosure which would render it ineligible to become effective pursuant to paragraph (b) of Rule 485.

                                   Sincerely,

                                   BLAZZARD, GRODD & HASENAUER, P.C.



                                   By:  s/Raymond A. O'Hara III
                                         Raymond A. O'Hara III